Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

PREVIEWS SECOND QUARTER RESULTS,

ANNOUNCES SHARE REPURCHASE PROGRAM AND

REVISES ANNUAL DILUTED EPS OBJECTIVES

NAPLES, FLORIDA (June 23, 2006) — Health Management Associates, Inc. (NYSE: HMA) (“HMA” or the “Company”) announced today that for the second quarter ending June 30, 2006 it expects to earn between $0.31 and $0.34 per diluted share. Included in the Company’s second quarter earnings per share expectation, relative to the same quarter a year ago, is $0.01 per diluted share related to the October 1, 2005 adoption of FASB Statement 123(R), “Share-Based Payment,” $0.02 per diluted share of additional interest expense related to the refinancing of the Company’s 2022 convertible notes, and additional borrowings and higher interest rates on the Company’s $750 million line of credit. HMA’s second quarter results were impacted by a continuation of soft hospital volumes and increases in uncompensated care, two issues the hospital industry has been experiencing for over a year.

HMA also announced today that its Board of Directors has approved a program to repurchase up to $250 million of HMA’s common stock. Purchases will be made from time to time in the open market and will continue until the Company has repurchased $250 million of its common stock or until HMA decides to terminate the repurchase program.

“Patient volumes and uncompensated care continue to be the two most significant issues for the hospital industry, including HMA,” said Joseph V. Vumbacco, Chief Executive Officer and Vice Chairman of HMA. “HMA continues to work with its physicians to improve the quality of care and to explore joint ventures and other collaborative relationships which further align the needs of our patients, physicians and hospitals. We have realigned our organization to more quickly respond to the operational and strategic needs of the Company, and we expect to improve resource allocation through portfolio evaluation and rationalization. Over time, as we continue to implement these strategic endeavors, we expect patient volumes and results of operations to improve.

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Health Management Associates, Inc., Page 2

In light of the anticipated results for HMA’s second quarter and its expectation that continuing soft patient volumes and increasing levels of uncompensated care will continue for the balance of the year, HMA is revising its annual diluted earnings per share objective to between $1.30 and $1.34 per diluted share for the year ending December 31, 2006. HMA achieved earnings of $1.41 per diluted share for the year ended December 31, 2005. Included in HMA’s expected results for fiscal 2006 are $0.04 per diluted share of expense related to the October 1, 2005 adoption of FASB Statement 123(R), “Share-Based Payment,” and between $0.07 and $0.08 per diluted share of additional interest expense related to the refinancing of the Company’s 2022 convertible notes combined with additional borrowings and higher interest rates on HMA’s $750 million revolving line of credit. The revised 2006 earnings per share objective does not include any impact from the potential refinancing of the Company’s $575 million 1.50% convertible notes due 2023, which refinancing could occur if bondholders exercise their August 1, 2006 put right. HMA’s revised earnings per share objective also does not include any impact from the repurchase of common stock under the share repurchase program announced above.

HMA plans to report complete results for the second quarter before the market opens on July 25, 2006. HMA’s senior management team will hold a conference call and web-cast to discuss its second quarter results later that morning.

HMA owns and operates general acute care hospitals in non-urban communities located throughout the United States, and operates 62 hospitals in 16 states with approximately 8,817 licensed beds.

All references to “HMA” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

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